EXHIBIT 3.104

FIRST AMENDMENT TO THE

BYLAWS

OF

RURAL/METRO CORPORATION OF TENNESSEE

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of March 31, 1995:

RESOLVED, that Article II, Section 2, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

SECTION 2: Annual Meetings. The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day of April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

BY-LAWS

OF

THE TENNESSEE RURAL / METRO FIRE DEPARTMENT, INC.

BY-LAWS

OF

THE TENNESSEE RURAL / METRO FIRE DEPARTMENT, INC.

Article I – Offices

1. The principal office shall be in Knoxville, Knox County, Tennessee.

2. The Corporation may have offices at such other places within or without the State of Tennessee, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

Article II – Stockholders’ Meetings

1. Stockholders’ meetings shall be held at the principal office or place of business of this Corporation at Knoxville, Tennessee, or at such other place as the majority of the Directors may designate.

2. The Annual Meeting of the Stockholders shall be held at either its principal office at Knoxville, Tennessee on the first Monday in October of each year, commencing with the year of 1976, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other time and place as may be unanimously agreed upon by all the Stockholders. At the said Annual Meeting of the Stockholders, the Board of Directors for the ensuing year shall be elected and such other business as may properly come before the meeting shall be transacted.

3. Written notice of the Annual Meeting shall be delivered personally or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation. Mailed notices shall be delivered not less than ten (10) nor more than sixty (60) days prior to the meeting date. Personally delivered notices shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. Provided however, that any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

4. Special meetings of the Stockholders, for any purpose herein, or purposes, may be called by the President, or by a majority vote of the Board of Directors, or at the request in writing of Stockholders owning not less than one-tenth of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such special meeting. Such notice shall be given in accordance with the same requirements as set forth in Section 5 hereinabove, except that such notice shall state the purpose or purposes for such special meeting of the stockholders as held as per section 708 of Title 48 of the Tennessee Code Annotated.

5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business. When a quorum is once present to organize a meeting, it will not be broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled and notified.

6. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

7. At any meeting of the Stockholders, every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing signed by such Stockholder or by his attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each Stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

Article III – The Board Of Directors

1. The number of Directors which shall constitute the Whole Board shall be no less than the number required by law, nor more than five. The Directors shall be of legal age and shall be elected at the Annual Meeting of the Stockholders and each Director shall be elected for a term not to exceed three (3) years. Each Director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified. Election shall be by a plurality of votes cast. Directors need not be Stockholders.

2. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a special meeting of the Stockholders shall be called to fill such vacancy. If the vacancy of a Director, who is also a Stockholder is caused by death or disability, that Director’s heirs or personal representative shall have the right to vote that Director/Stockholder’s shares at the special meeting of the Stockholder’s called to fill the vacancy on the Board of Directors.

3. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

4. The first meeting of each newly elected Board shall be held promptly after the Annual Stockholders’ Meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

5. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Tennessee, as shall from time to time be determined by the Board.

6. Special meetings of the Board may be called by the President on ten (10) days notice to each Director, either personally or by mail or by telegram or by telephonic communication as provided for herein; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Directors. Attendance of a Director at a special meeting shall constitute a waiver of notice. Any Director may waive notice either before, during, or after a meeting, or by signing of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board shall be required to be specified in the notice or waiver of notice. Any action taken by the Board of Directors that is normally conducted by either face-to-face confrontation or by written consent may be taken by means of telephonic communication equipment by means of which all members can hear and participate, and such meeting shall constitute presence in person.

7. At all meetings of the Board, a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business.

8. Regardless of the quorum requirements, all voting by the Board of Directors must be by majority vote of the entire Board of Directors.

9. The Board of Directors shall receive no compensation for their services as Directors, but the Board of Directors may provide that the Directors shall receive a reasonable fee and necessary expenses for actual attendance at any regular or special meeting of the Board.

10. Whenever under the provisions of the statutes or of the Certificate of Incorporation or by these By-Laws, notice is required to be given to any Director or Stockholder, shall not be construed to mean personal notice, but such notice may be given in writing, by mail, depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such Director or Stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

11. Whenever by statute, to be given under the provisions of the Certificate of Incorporation, or by these By-Laws, the Stockholders or the Board of

Directors are authorized to take any action after notice, such notice may be waived by attendance at the meeting or in writing, before or after the meeting, by the person or persons entitled to said notice, or, in the case of a Stockholder by his attorney-in-fact or proxy holder.

12. Whenever the Stockholders are required or permitted to take any action by vote, such action may be taken on written consent without a meeting. The written consent shall set forth the action so taken and such consent shall be signed by all of the persons entitled to vote thereon. Directors may take any action which they are required or permitted to take without a meeting in the same manner. The Board may also meet by means of a telephone conference call in the manner permitted by the laws of Tennessee.

Article IV – Officers

1. The officers of the Corporation shall be chosen by the Directors and shall be a President and a Secretary and such other officers as the Board of Directors may from time to time determine. Any two of such offices may be combined except that the offices of President and Secretary may not be held by the same person at any one time.

2. The Board of Directors at its first meeting after each Annual Meeting of the Stockholders shall elect the officers for terms not exceeding two (2) years. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead.

3. Any officer elected or appointed by the Board of Directors may be removed at anytime with or without cause by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

4. The salaries or compensation of all officers of the Corporation shall be fixed by the Board of Directors.

5. The President shall be the chief executive officer of the Corporation and when present, shall preside at all corporate meetings and perform all duties incident to such office and such other duties as the Board of Directors from time to time shall designate. The President, unless some other person is specifically authorized by the vote of the Board of Directors, shall sign all contracts and all other corporate documents which are required to be executed by a corporate officer. The President is authorized to perform all acts on behalf of the corporation which are within the general course of its business operations as contemplated by its Certificate of Incorporation, as from time to time amended.

6. The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

7. The Secretary shall keep accurate minutes of all the meetings of the Stockholders and the Board of Directors and shall perform all the duties commonly incidence to the office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have the duty, jointly with the President, to sign certificates of stock. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors.

8. The Treasurer shall have the care and custody of the corporate funds and financial records and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. All moneys and valuable effects collected by and coming into the hands of the Corporation shall be deposited in the name of the Corporation in some bank selected by the Board of Directors and no money shall be withdrawn from the Corporation except by check signed by such person or persons as the Board of Directors may determine.

9. In addition to the foregoing, all officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their office and as the Board of Directors may from time to time provide.

Article v – Certificates And Transfers Of Stock

1. The certificates of stock of the Corporation shall be numbered and shall be entered into books of the Corporation as they are issued. They shall exhibit the holder’s name, number of shares and class of stock (if more than one class), and shall be signed by the President jointly with the Secretary. The certificates of stock shall show on their face any restrictions upon the sale and/or transfer of the stock.

2. Transfer of stock shall be made only on the books of the Corporation, either by registered holders thereof in person or by duly authorized attorney-in-fact. Before any new certificates are issued to make transfer, the old certificates must be surrendered for cancellation, except and provided that the Secretary is authorized to issue duplicate certificates in case the old certificates shall be lost or destroyed, and the same should be established by affidavit or upon other such terms as the Board of Directors shall prescribe to protect the Corporation from any loss through the issuance of any duplicate certificates. Any transfers of stock shall be governed by these By-Laws, any applicable agreement then in force, and any applicable law.

Article vi – Dividends And Checks

1. To the extent permitted by law, and subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Article vii – Indemnification Of Employees,

Officers, Directors, And Agents

1. The Corporation shall indemnify to the full extent permitted by law, as amended from time to time, any person made, or threatened to be made, a party to any pending, threatened or contemplated action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an employee, officer, director or agent of the corporation or services or served any other enterprise in such capacity at the request of the Corporation; provided, any such agent (as opposed to employees, officers and directors) shall be indemnified beyond indemnification required by law only if and to the extent that the Board of Directors may, in its discretion, so determine.

2. The Corporation may, to the full extent permitted by law, as amended from time to time, but only to such extent as may be determined by the Board, purchase and maintain insurance on behalf of any such person against any liability asserted against and incurred by him in or arising out of such capacity or status whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

3. The provisions of this Article VII, Sections 1 and 2, shall be separable and the invalidity of all or any part thereof as applied to any particular type of liability or any particular person shall not preclude application of any remaining portion thereof to such situation or such person, nor application of the provisions of this Section to any other situation or person.

Article viii – Amendments

These By-Laws may be altered or repealed at any regular meeting of the Stockholders or at any special meeting of the Stockholders at which all Stockholders present or represented, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board or at any special meeting of the Board.

Article ix – Resignations And Removals

1. Any officer or director may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

article x – Right Of First Refusal

In the event that a stockholder desires withdraw from the Corporation and sell his stock, he shall give written notice thereof to the remaining stockholders, each of whom shall have a right, exercisable within 30 days, to purchase such a percentage of stock offered for sale as the percentage of his stock at that date shall bear to the total amount of stock owned by all the stockholders, excluding that of the withdrawing stockholder, provided, however, that if a stockholder does not purchase his full proportionate share of the stock, the balance of the stock may be purchased by another stockholder.

If the stock is not purchased by the stockholders during the option period, the stockholder desiring to withdraw shall offer it at the same price to the Corporation, which shall have an option for a period of thirty (30) days from the receipt of such notice to purchase the stock. The option may be exercised only as to all of such offered stock. Written notice of an election to purchase such stock shall be delivered to the withdrawing stockholder within said thirty (30) day period. Such purchase shall be made at a price determined in accordance with the bona fide purchase offer made to the withdrawing shareholder by a third party, or by agreement between the withdrawing shareholder and the Corporation. If the stock is not purchased by the Corporation or the remaining stockholders, the stockholder desiring to withdraw may seek another bona fide purchaser but shall not sell it without giving the Corporation and the other stockholders the opportunity of purchasing the stock at the price and on the terms offered to such other purchaser.